EX-23.1

                           CONSENT OF ACCOUNTANT

                            George  Brenner, CPA
                         A Professional Corporation
                     10680 West Pico Boulevard, Suite 260
                        Los Angeles, California 90064
                     (310) 202-6445 - Fax (310) 202-6494


July 15, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Avery Sports Turf, Inc. - Form S-8 POS

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of my report dated March 5, 2004 in Avery Sports Turf, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2003 and to all references to my firm included in this Registration Statement.

Sincerely,


/s/  George Brenner, CPA
George Brenner, CPA